Exhibit 15







    October 19, l995

    To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
    Charlotte, North Carolina


    We are aware of the incorporation by reference in the Registration Statement Number 33-43797 on Form S-8 dated November 5, 1991, Registration Statement Number 33-43798 on Form S-8 dated November 5, 1991 (amended December 9, 1992), Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993, and Registration Statement Number 33-80464 on Form S-8 dated June 17, 1994, of our report dated October 19, 1995 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. and subsidiaries which are included in its Form 10-Q, for the quarter ended September 30, 1995.

    Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 or the Securities Act of 1933.

    Ernst & Young LLP
    Charlotte, North Carolina
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